As filed with the Securities and Exchange Commission on April 3, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1252625
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13880 Dulles Corner Lane

Herndon, VA 20171

Tel: (703) 734-8606

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Deltek, Inc. 2007 Stock Incentive and Award Plan

(Full title of the plan)

David R. Schwiesow

Senior Vice President, General Counsel and Secretary

Deltek, Inc.

13880 Dulles Corner Lane

Herndon, VA 20171

(703) 885-9933

(703) 880-0260

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,596,142	$4.34(2)	$11,267,256.28(2)	$628.71(2)
Total	2,596,142		$11,267,256.28	$628.71

(1)	The Registrant previously registered shares of Common Stock to be offered or issued pursuant to the Deltek, Inc. 2007 Stock Incentive and Award Plan (the “2007 Plan”) on Form S-8 (File No. 333-147069). This registration statement on Form S-8 covers additional shares of Common Stock to be offered or issued pursuant to the 2007 Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 shall also cover any additional shares of the Registrant’s outstanding shares of Common Stock that become issuable under the 2007 Plan by reason of any stock dividend, stock split, reclassification, recapitalization, spin-off or any other similar transaction that results in an increase in the number of shares of Common Stock.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on April 1, 2009. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by the Registrant with the Securities and Exchange Commission (the “Commission”) (File No. 333-147069), with respect to securities offered pursuant to the 2007 Plan are hereby incorporated by reference.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

Exhibit Number	Description of Documents
4.1	Certificate of Incorporation of Deltek, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.2	Amended and Restated Bylaws of Deltek, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on March 13, 2009)

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.4	Shareholders’ Agreement, dated as of April 22, 2005, among Deltek Systems, Inc., the deLaski Shareholders and the persons listed on the signature pages thereto (and for purposes of Sections 3.3 and 3.4, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P.) (incorporated by reference to Exhibit 9.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.5	Form of Joinder Agreement to the Shareholders’ Agreement (incorporated by reference to Exhibit 9.2 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.6	Form of Director Shareholder’s Agreement (incorporated by reference to Exhibit 9.3 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.7	Form of 2007 Optionee Shareholder’s Agreement (incorporated by reference to Exhibit 9.7 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.8	Form of Amendment to Director Shareholder’s Agreement (incorporated by reference to Exhibit 9.8 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.9	Form of Amendment No. 1 to the Shareholder’s Agreement (incorporated by reference to Exhibit 9.9 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.10	2007 Stock Incentive and Award Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.11	Form of 2007 Plan Option Agreements (incorporated by reference to Exhibit 10.84 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.12	Form of Officer Restricted Stock Agreement (incorporated by reference to Exhibit 10.88 to the Registrant’s Quarterly Report on Form 10-Q filed on May 15, 2008)

4.13	Form of 2009 Officers Restricted Stock Agreement (incorporated by reference to Exhibit 10.92 to the Registrant’s Annual Report on Form 10-K filed on March 13, 2009)

5.1*	Opinion of DLA Piper LLP (US)

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2*	Consent of DLA Piper LLP (US) (included in the opinion filed as Exhibit 5.1)

24.1*	Power of Attorney

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on this April 3, 2009.

DELTEK, INC.

By:	/s/ KEVIN T. PARKER
KEVIN T. PARKER
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ KEVIN T. PARKER	Chairman, President and	April 3, 2009
Kevin T. Parker	Chief Executive Officer (Principal Executive Officer)

/s/ MARK L. WABSCHALL	Executive Vice President and	April 3, 2009
Mark L. Wabschall	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

A majority of the Board of Directors:

*	Michael B. Ajouz	April 3, 2009
Michael B. Ajouz	(Director)

*	Nanci E. Caldwell	April 3, 2009
Nanci E. Caldwell	(Director)

*	Kathleen deLaski	April 3, 2009
Kathleen deLaski	(Director)

*	Joseph M. Kampf	April 3, 2009
Joseph M. Kampf	(Director)

Steven B. Klinsky
Steven B. Klinsky	(Director)

*	Thomas M. Manley	April 3, 2009
Thomas M. Manley	(Director)

Albert A. Notini
Albert A. Notini	(Director)

*	Janet R. Perna	April 3, 2009
Janet R. Perna	(Director)

*	Alok Singh	April 3, 2009
Alok Singh	(Director)

*	Signed by David R. Schwiesow, Attorney-in-Fact.

Date: April 3, 2009, by:	/S/ DAVID R. SCHWIESOW	Attorney-in-Fact
David R. Schwiesow

EXHIBIT INDEX

Exhibit Number	Description of Documents
4.1	Certificate of Incorporation of Deltek, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.2	Amended and Restated Bylaws of Deltek, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on March 13, 2009)

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.4	Shareholders’ Agreement, dated as of April 22, 2005, among Deltek Systems, Inc., the deLaski Shareholders and the persons listed on the signature pages thereto (and for purposes of Sections 3.3 and 3.4, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P.) (incorporated by reference to Exhibit 9.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.5	Form of Joinder Agreement to the Shareholders’ Agreement (incorporated by reference to Exhibit 9.2 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.6	Form of Director Shareholder’s Agreement (incorporated by reference to Exhibit 9.3 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.7	Form of 2007 Optionee Shareholder’s Agreement (incorporated by reference to Exhibit 9.7 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.8	Form of Amendment to Director Shareholder’s Agreement (incorporated by reference to Exhibit 9.8 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.9	Form of Amendment No. 1 to the Shareholder’s Agreement (incorporated by reference to Exhibit 9.9 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.10	2007 Stock Incentive and Award Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.11	Form of 2007 Plan Option Agreements (incorporated by reference to Exhibit 10.84 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.12	Form of Officer Restricted Stock Agreement (incorporated by reference to Exhibit 10.88 to the Registrant’s Quarterly Report on Form 10-Q filed on May 15, 2008)

4.13	Form of 2009 Officers Restricted Stock Agreement (incorporated by reference to Exhibit 10.92 to the Registrant’s Annual Report on Form 10-K filed on March 13, 2009)

5.1*	Opinion of DLA Piper LLP (US)

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2*	Consent of DLA Piper LLP (US) (included in the opinion filed as Exhibit 5.1)

24.1*	Power of Attorney

*	Filed herewith.

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